Exhibit 10.1

EXECUTION COPY

SIRVA WORLDWIDE, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTIES HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A.
as administrative agent

and

J.P. MORGAN SECURITIES INC.

as sole lead arranger and sole bookrunner

SIXTH AMENDMENT TO THE CREDIT AGREEMENT

March 23, 2006

SIXTH AMENDMENT, dated as of March 23, 2006 (this “Sixth Amendment”), to the Credit Agreement, dated as of December 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.               Defined Terms. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.               Amendments to Subsection 1.1 (Defined Terms). (a) Subsection 1.1 of the Credit Agreement is hereby amended by (a) deleting therefrom the definition of “Applicable Margin” in its entirety and (b) inserting, in proper alphabetical order, the following new or substitute defined terms and related definitions:

“Adjustment Date”:  the date on which the Lenders receive both (a) the financial statements of Holding and the Parent Borrower required to be delivered pursuant to subsection 7.1 for the fiscal periods ended March 31, 2005, June 30, 2005, and September 30, 2005, and (b) the related compliance certificates required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal periods.

“Applicable Margin”:  (a) until the Adjustment Date, as applied to any given type of Loans, (i) with respect to ABR Loans, 3.50% per annum and (ii) with respect to Eurocurrency Loans, 4.50% per annum, and (b) on and after the Adjustment Date, as applied to any given type of Loans, (i) with respect to ABR Loans, 3.00% per annum and (ii) with respect to Eurocurrency Loans, 4.00% per annum, provided that, with respect to this clause (b), at any time that the Borrower has a senior implied rating of less than B2 (with negative outlook) from Moody’s or a corporate credit rating of less than B (with negative outlook) from S&P, then the Applicable Margin shall be (x) 3.50% per annum, in the case of ABR Loans, and (y) 4.50% per annum, in the case of Eurocurrency Loans.

(b) Subsection 1.1 of the Credit Agreement is hereby amended, effective on and as of January 1, 2005, by adding the following at the end of the definition of the term “Consolidated Indebtedness/Securitizations”:

For purposes of determining the Consolidated Leverage Ratio for any fiscal quarter ended after January 1, 2005, and on or prior to December 31, 2005, (i) any Indebtedness then owing by the Parent Borrower or any of its Subsidiaries to Holding or any of its Subsidiaries (other than the Parent Borrower or any of its Subsidiaries) that would otherwise be included in Consolidated Indebtedness/Securitizations shall be reduced by the amount of Indebtedness then owing by Holding or any of its Subsidiaries (other than the Parent Borrower or any of its Subsidiaries) to the Parent Borrower or any of its Subsidiaries, and (ii) Consolidated Indebtedness/Securitizations shall accordingly be reduced by the same amount.

(c) Subsection 1.1 of the Credit Agreement is hereby amended by amending clause (a) of the definition of the term “Net Cash Proceeds” to read in its entirety as follows:

(a) reasonable attorneys’ fees, accountants’ fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, issuance or borrowing (including, (i) in the case of an Asset Sale permitted pursuant to clause (xv) of subsection 8.6(a), up to $11,000,000 of funding requirements (including, without limitation, in the form of a cash deposit) in connection with insurance coverage that prior to such Asset Sale had been provided by National Association of Independent Truckers LLC, Vanguard Insurance Agency, Inc. or Transguard, and (ii) in the case of an Asset Sale permitted pursuant to clause (xvii) of subsection 8.6(a), up to £5,000,000 of funding requirements (including, without limitation, in the form of a cash deposit) in connection with pension obligations of or relating to SIRVA UK Limited and/or the business that is the subject of such Asset Sale),

3.               Amendments to Subsection 7.1 (Financial Statements). Subsection 7.1 of the Credit Agreement is hereby amended by:

(a)                                  deleting from paragraph (a) thereof the date “June 30, 2006” and substituting in lieu thereof the date “August 15, 2006”;

(b)                                 deleting from paragraph (b) thereof the phrase “March 31, 2006, and for the quarterly period ending March 31, 2006, not later than July 31, 2006” and substituting in lieu thereof the phrase “May 15, 2006, for the quarterly periods ending March 31, 2006, and June 30, 2006, not later than October 16, 2006, and for the quarterly period ending September 30, 2006, not later than December 15, 2006”;

(c)                                  deleting from paragraph (c) thereof the date “June 30, 2006” and substituting in lieu thereof the date “August 15, 2006”; and

(d)                                 deleting from paragraph (d) thereof the phrase “March 31, 2006, and for the quarterly period ending March 31, 2006, not later than July 31, 2006” and substituting in lieu thereof the phrase “May 15, 2006, for the quarterly periods ending March 31,

2006, and June 30, 2006, not later than October 16, 2006, and for the quarterly period ending September 30, 2006, not later than December 15, 2006”.

4.               Amendment to Subsection 7.2(c) (Certificates; Other Information). Subsection 7.2(c) of the Credit Agreement is hereby amended by inserting the phrase “but for the fiscal year beginning January 1, 2006, not later than May 15, 2006,” to the second line of such subsection immediately following the phrase “each fiscal year of the Parent Borrower,”.

5.               Amendments to Subsection 8.6(a) (Limitation on Sale of Assets). Subsection 8.6(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (xv) thereof, (b) deleting the “.” at the end of clause (xvi) thereof and substituting “; and” in lieu thereof and (c) inserting the following new clause (xvii) at the end thereof:

(xvii)                      the Disposition of records management and crate hire businesses and assets in the United Kingdom and the Republic of Ireland (including the Capital Stock of Irish Security Archives Limited), pursuant to the Agreement entitled “Agreement for the sale and purchase of SIRVA UK Limited’s Records Management and Crate Hire operations in the UK and Ireland”, dated as of March 15, 2006, among SIRVA UK Limited, Crown Relocation Services Limited and Crown Worldwide Holdings Limited, provided, that (x) subject to clause (y) below, 100% of the Net Cash Proceeds of such Disposition is applied in accordance with subsection 4.4(c) and (y) notwithstanding anything to the contrary in such subsection 4.4(c), none of such Net Cash Proceeds are eligible to be reinvested.

6.               Conditions to Effectiveness of this Sixth Amendment. This Sixth Amendment shall become effective upon the date (the “Sixth Amendment Effective Date”) when the following conditions are satisfied:

(a)                                  the Administrative Agent shall have received (i) counterparts of this Sixth Amendment, duly executed and delivered by the Borrowers and Administrative Agent, (ii) executed Lender Addenda, or facsimile transmissions thereof, substantially in the form of Exhibit A hereto (each, a “Lender Addendum”) from the Required Lenders under the Credit Agreement, (iii) an executed Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, from an authorized officer of each of Holding and each Guarantor and (iv) all fees required to be paid on or before the Sixth Amendment Effective Date, and all expenses required to be paid on or before the Sixth Amendment Effective Date for which invoices have been presented; and

(b)                                 the Parent Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered a Lender Addendum to counsel to the Administrative Agent by 12:00 Noon (New York City time) on March 23, 2006, an amendment fee in an amount equal to 0.25% of the sum of each such Lender’s Revolving Credit Commitment and Term Loans then outstanding.

7.               Representations and Warranties.

(a)                                  No Default. No Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date after giving effect to the transactions contemplated herein.

(b)                                 Representations and Warranties. Each of the representations and warranties made by Holding and the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date (after giving effect hereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date.

8.               Payment of Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

9.               Continuing Effect of the Loan Documents. This Sixth Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of Holding or the Loan Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Sixth Amendment.

10.         Counterparts. This Sixth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.         Severability. Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.         Integration. This Sixth Amendment and the other Loan Documents represent the agreement of Holding, the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

13.         GOVERNING LAW. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SIXTH AMENDMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Vice President and Treasurer

ALLIED ARTHUR PIERRE N.V.

By:	/s/ Kevin D. Pickford
Name: Kevin D. Pickford
Title: Director

ALNAV PLATINUM COMPANY (as successor to ALNAV Platinum Group Inc.)

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

PICKFORDS AUSTRALIA PTY. LTD.

By:	/s/ Michael Filipovic
Name: Michael Filipovic
Title: Director

SIRVA UK LIMITED (formerly known as Pickfords Limited)

By:	/s/ Kevin D. Pickford
Name: Kevin D. Pickford
Title: Director

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director